SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

May 17, 2019

Date of Report (Date of Earliest Event Reported)

Brightlane Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-54027	300782905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1600 West Loop South, Suite 600
Houston TX	77056
(Address of principal executive offices)	(Zip Code)

(888) 468-2856

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On May 17, 2019, the registrant entered into a loan agreement with Corporate Commercial Collections Limited (“CCC”).  Pursuant to this agreement, CCC will provide the registrant with a 24 month loan facility of varied amounts as requested by the registrant, up to £8,000,000, for the financing of working and capital expenditure with individual drawdown requests by the registrant.  This loan is available for the registrant to draw upon in multiple advances as required.

The loans under this agreement bear an annual interest rate of 10%, which is calculated daily and is to be quarterly in arrears.  In the event of a default, the 10% interest rate shall apply to the total of the principal and interest due at the time of default.  The repayment date on the loan is May 16, 2021.

The registrant will secure the loan using corporate assets.  From time to time as CCC may demand, the registrant shall execute additional loan documents as reasonably necessary to perfect CCC’s security interests.  While this agreement is active, the registrant will not allow any security to be put in place over any of its assets above the interests of CCC.

Item 2.03 – Creation of a Direct Financial Obligation

See above.

Item 9.01 – Exhibits

Exhibit 10.1 – Loan agreement dated May 17, 2019 between Brightlane Corp. and Commercial Collections Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Brightlane Corp.

By:      /s/ Steve Helm

Steve Helm

Chief Executive Officer

Chief Financial Officer

Dated:  May 23, 2019